UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-39453		92-3037714
(Commission File Number)		(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Warrants to purchase one share of Common Stock, each at an exercise price of $115.00 per share	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 5, 2024, Markforged Holding Corporation, a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) at which the Company’s stockholders voted to approve the Company’s pending acquisition by Nano Dimension Ltd., an Israeli company (“Nano”).

As of November 12, 2024, the record date for the Special Meeting (the “Record Date”), there were 20,622,719 issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Company common stock”) entitled to vote at the Special Meeting, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 13,990,958 shares of Company common stock, representing approximately 67.84% of the shares of Company common stock issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders voted on the proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 13, 2024. The final results for the votes regarding each proposal are set forth below. There were no recorded broker non-votes.

Proposal 1: The Merger Agreement Proposal

To approve and adopt the Agreement and Plan of Merger, dated as of September 25, 2024 (the “Merger Agreement”), by and among the Company, Nano and Nano US II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Nano (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Nano (the “Merger Agreement Proposal”).

Approval of the Merger Agreement Proposal required the affirmative vote of a majority of the shares of Company common stock issued and outstanding as of the Record Date. The following votes were cast at the Special Meeting (virtually or by proxy) and the Merger Agreement Proposal was approved:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
13,914,758	68,719	7,481

Proposal 2: The Adjournment Proposal

The proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including adjournments to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, was not voted upon at the Special Meeting since there were sufficient votes to approve the Merger Agreement Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Dated: December 6, 2024	By:	/s/ Assaf Zipori
Assaf Zipori
Chief Financial Officer

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